Exhibit 99.02

Keynote Systems Initiates Quarterly Cash Dividend

- Per Share Cash Dividend $0.05 Quarterly; $0.20 Annually -

SAN MATEO, Calif.--(BUSINESS WIRE)--November 9, 2009--Keynote® Systems (NASDAQ:KEYN), the global leader in on-demand mobile and Internet test & measurement solutions for continuously improving the online experience, announced that its board of directors approved the initiation of a regular quarterly cash dividend of $0.05 per common share, payable December 15, 2009 to common shareholders of record at the close of business on December 1, 2009. The plan approved by the board anticipates a total annual dividend of $0.20 per common share.

Umang Gupta, chairman and CEO of Keynote, said: “Given our financial performance and balance sheet strength, the board’s decision to initiate a quarterly dividend for the first time in Keynote’s history demonstrates our commitment to maximizing shareholder value for our long term shareholders.”

Conference Call

Keynote will host a conference call and simultaneous webcast to discuss its Fiscal Fourth Quarter and Year End 2009 earnings results at 2:00 pm (PST) today, November 9, 2009. To access the call in the U.S., please dial (866) 271-6228; international callers please dial (973) 638-3423, approximately 10 minutes prior to the start of the conference call. The webcast of the call will be available at the investor section of the company’s web site at www.keynote.com.

The replay will be available after the call by telephone by dialing (800) 642-1687 in the U.S. and (706) 645-9291 internationally; the pass code is 33968522. The webcast is at the investor section of the company’s web site at www.keynote.com.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the Company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations.

Forward-looking statements in this release include, but are not limited to, future dividends. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the uncertain impact that the current global economic recession will have on Keynote’s business or the businesses of current or potential customers, Keynote’s ability to successfully market and sell its current services to new or existing customers, Keynote’s ability to develop and introduce new services in a timely manner and customer acceptance of new services, the extent to which demand for Keynote’s various services fluctuates and the extent to which revenue from other service lines can increase, the extent to which existing customers renew their subscriptions and purchase additional services, particularly enterprise customers, Keynote’s ability to attract and retain new customers, Keynote’s ability to operate SIGOS and its other international operations and manage related costs successfully, Keynote’s ability to retain key employees, pricing pressure with respect to Keynote’s services, Keynote’s ability to increase sales of its other services, unforeseen expenses, competition in Keynote’s markets, costs associated with any future acquisitions, the effect of acquisitions by competitors in Keynote’s target markets, Keynote’s ability to keep pace with changes in the mobile and Internet infrastructure as well as other technological changes, the impact of changes in foreign exchange rates, which can be significant, and the success of Keynote’s international operations. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2008, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statement or reasons why results might differ.

About Keynote

Keynote Systems (Nasdaq “KEYN”) is the global leader in on-demand test & measurement solutions for continuously improving the online experience. For over a decade, Keynote has been providing measurement data and testing capabilities that allow companies to understand and improve their customers’ online and mobile experience. Keynote has four test and measurement businesses: Web performance, mobile quality, streaming & VoIP, and customer experience/UX.

Known as The Mobile and Internet Performance Authority™, Keynote has a market-leading infrastructure of over 3,000 measurement computers and mobile devices in over 240 locations around the world. Keynote’s 2,800 customers represent top Internet and mobile companies including American Express, Dell, Disney, eBay, E*TRADE, Expedia, Microsoft, SonyEricsson, Sprint, T-Mobile, Verizon, Vodafone and YouTube.

Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at www.keynote.com or by phone in the U.S. at 1-800-KEYNOTE.

Keynote, The Internet Performance Authority, Perspective and WebEffective are registered trademarks and The Mobile and Internet Performance Authority, True Experience and FlexUse are trademarks of Keynote Systems, Inc. Other trademarks are the property of their respective owners. © 2009 Keynote Systems, Inc.

CONTACT:
Keynote Systems, Inc.
Dan Berkowitz, 650-403-3305 (Public Relations)
dberkowitz@keynote.com
Kirsten Chapman, 415-433-3777 (Investor Relations)
kchapman@lhai.com